Exhibit 99.1

Contact

Media/Analysts/Investors:

Sailash Patel

919.456.7814

sailash.patel@furiex.com

Furiex Reports First Quarter 2011 Financial Results

Highlights:

•	Completed patient enrollment of Phase II study for MuDelta.

•	First patient dosed with PPD-10558 in a multicenter, double blind, randomized Phase IIb for evaluation of statin-associated myalgia.

•	First quarter revenue of $0.4 million.

•	Cash and cash equivalents balance of $68.0 million as of March 31, 2011.

MORRISVILLE, N.C. (April 28, 2011) – Furiex Pharmaceuticals, Inc. (Nasdaq: FURX) today reported its financial and operating results for the quarter ended March 31, 2011. Furiex was spun off from PPD, Inc., as a separate public company effective June 14, 2010. As a result, the Furiex financial information prior to that date was derived from PPD’s discovery sciences segment and does not reflect the consolidated results of operations or cash flows of the company had it been a separate, stand-alone entity.

Furiex recorded first quarter royalty revenues of $0.4 million, compared to $0.2 million for the same period in the prior year. Royalty revenue included royalties related to Priligy™ sales in various countries outside the United States and Nesina® sales in Japan.

Research and development expenses were $12.9 million for the quarter ended March 31, 2011, compared to $6.9 million for the same period in the prior year. Furiex continues to incur development costs associated with the novel statin, PPD-10558, and the two therapeutic compounds, MuDelta and JNJ-Q2 that were licensed from Janssen Pharmaceutica N.V. in November 2009.

First quarter selling, general and administrative expenses were $1.8 million for the quarter compared to $2.0 million for the first quarter of 2010. The decrease in SG&A expense was the result of costs associated with the spin-off incurred during the first quarter of 2010 of $1.3 million, partially offset by additional costs associated with being a stand-alone public company.

Operating loss from continuing operations was $14.4 million, compared to $8.6 million for the first quarter of 2010. The increase in loss from continuing operations was predominantly a result of an increase in research and development expenses of $6.0 million.

The net loss of $14.4 million in the first quarter of 2011 represents a $3.7 million increase from the net loss of $10.7 million in the first quarter of 2010. Included in the 2010 period was a loss from discontinued operations, net of income taxes, of $2.1 million.

Net loss per share for the first quarter of 2011 was $1.45, compared to $1.08 for the first quarter of 2010. First quarter 2010 net loss per share included loss from discontinued operations, net of income taxes, of $0.21 per share.

“We continue to move our compounds through development and are executing on our strategic plan to have Phase II results for all three pipeline assets by early 2012,” said June Almenoff, M.D., Ph.D., president and chief medical officer of Furiex.

Fred Eshelman, Pharm.D., chairman of Furiex, added, “Furiex’s position grows potentially stronger as we progress our initiatives. We remain focused on our longer-term goals of adding value to our pipeline quickly by having aggressive timelines.”

Furiex will conduct a live conference call and webcast Friday, April 29, 2011, at 9:00 a.m. ET to discuss its first quarter 2011 results and financial outlook for 2011 as well as provide an overview of its business and pipeline. A Q&A session will follow. All interested parties can access the webcast through the Presentations & Events link in the Investors section of the Furiex website at www.furiex.com. The webcast will be archived shortly after the call for on-demand replay. The conference call will be broadcast live over the Internet and will also be available using the following direct dial numbers:

Participant dial-in:	+1.877.267.0934 (U.S./Canada)
+1.706.643.0961 (International)

Conference ID:	56978289

About Furiex

Furiex Pharmaceuticals is a drug development collaboration company using innovative clinical development design to accelerate and increase value of partnered drug programs by advancing them through the drug discovery and development process in a cost-efficient manner. Development programs are designed and driven by a core team with extensive drug development experience. The company collaborates with pharmaceutical and biotechnology companies and has a strong, diversified product portfolio and pipeline with multiple therapeutic candidates including clinical stage assets and two products on the market. The company’s mission is to develop innovative medicines faster and at less cost, reducing the expense of health care globally while providing life-improving therapies for patients. For more information, visit www.furiex.com.

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Furiex attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause actual results to differ materially include the following: the risks and expense of continuing the research and development activities of our existing candidates; our history of losses and potential need for additional financing; progress of product candidates in clinical development and progressing through the regulatory approval process as it relates to receiving future milestone and royalty payments; the ability of our licensees to obtain regulatory approval and successfully manufacture and market products licensed under our patents; the continued or additional support by our collaborators or other third parties of R&D efforts and clinical trials; the time required to gain regulatory approvals; the demand for our potential products, if and when approved; potential acquisitions of technology, product candidates or businesses by us; the costs of defending or prosecuting any patent opposition or litigation necessary to protect our proprietary technologies; and the other risk factors set forth in our Annual Report on Form 10-K and other SEC filings for Furiex, copies of which can be found on our website.

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FURIEX PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2011
Revenue:
Milestones	$—	$—
Royalties	230	361
Service	63	—

Total revenue	293	361

Direct expenses	16	—
Research and development expenses	6,874	12,877
Selling, general and administrative expenses	1,964	1,821
Depreciation and amortization	34	22

Total operating expenses	8,888	14,720

Operating loss	(8,595)	(14,359)
Other income, net	5	—

Loss from continuing operations before provision for income taxes	(8,590)	(14,359)
Provision for income taxes	—	6

Loss from continuing operations	(8,590)	(14,365)
Loss from discontinued operations, net of income taxes	(2,090)	—

Net loss	$(10,680)	$(14,365)

Loss from continuing operations per basic and diluted share	$(0.87)	$(1.45)

Loss from discontinued operations, net of income taxes per basic and diluted share	$(0.21)	$—

Net loss per basic and diluted share	$(1.08)	$(1.45)

Weighted-average shares used to compute net loss per basic and diluted share:	9,881	9,881

FURIEX PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2010	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$82,030	$67,968
Accounts receivable, net	259	361
Prepaid expenses	226	171
Other current assets	740	—

Total current assets	83,255	68,500
Property and equipment, net	188	166
Goodwill	49,116	49,116

Total assets	$132,559	$117,782

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$96	$76
Accrued expenses	13,767	12,701

Total current liabilities	13,863	12,777
Other long-term liabilities	192	198

Total liabilities	14,055	12,975

Common stock, $0.001 par value, 40,000,000 shares authorized; 9,881,340 shares issued and outstanding at December 31, 2010 and March 31, 2011	10	10
Preferred stock, $0.001 par value, 10,000,000 shares authorized; No shares issued and outstanding at December 31, 2010 and March 31, 2011	—	—
Paid-in capital	153,638	154,306
Accumulated deficit	(35,144)	(49,509)

Total shareholders’ equity	118,504	104,807

Total liabilities and shareholders’ equity	$132,559	$117,782